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                                WARRANT AGREEMENT

                                     BETWEEN

                      FRONTLINE COMMUNICATIONS CORPORATION

                                       AND

                               PRIME CHARTER LTD.

                           DATED AS OF _________, 2000




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         WARRANT AGREEMENT, dated as of ________, 2000 (the "Effective Date"), between FRONTLINE COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and PRIME CHARTER LTD., a Delaware corporation ("Prime Charter").

         The Company proposes to sell to Prime Charter and/or its designee(s) warrants (the "Warrants") to purchase an aggregate of 100,000 shares (the "Warrant Shares") of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), in connection with a public offering by the Company of 1,000,000 shares of Preferred Stock (the "Offering") pursuant to a registration statement (the "Registration Statement") on Form SB-2 (File No. 333-92969) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         THEREFORE, in consideration of the mutual undertakings contained herein, the Company and Prime Charter hereby agree as follows:

         1. Issuance of Warrants. Concurrently with the initial closing (the "Closing") under the Underwriting Agreement of even date herewith between the Company and Prime Charter, as representative of the several underwriters named therein (the "Underwriting Agreement"), relating to the Offering, the Company shall issue, sell and deliver the Warrants to Prime Charter and/or, at Prime Charter's direction, to one or more underwriters or other members of the National Association of Securities Dealers, Inc. that participate in the Offering and/or the bona fide officers or partners of Prime Charter or such other participants (each, a "Permitted Designee") for a purchase price of $.0001 per Warrant. Each certificate for Warrants (a "Warrant Certificate") shall be substantially in the form of Annex A attached hereto.

         2. Registration. The Company shall maintain a register for the Warrants at its principal executive offices for the registration of the issuance and transfer of Warrants. The Company shall be entitled to treat the registered holder of any Warrant (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. The Warrants shall be registered initially in the name of Prime Charter and/or one or more Permitted Designees in such denominations as Prime Charter may request not less than two business days prior to the scheduled date of the Closing as set forth in the Underwriting Agreement.

         3. Transfer and Exchange of Warrants. Any Warrant shall be transferable only upon surrender thereof at the Company's principal executive offices duly endorsed by its Holder or by such Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. In addition, a Warrant



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Certificate may be exchanged, at the option of the Holder thereof, for another
Warrant Certificate or Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon surrender at the Company's principal executive offices. Notwithstanding the foregoing, the Warrants may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until after the first anniversary of the Effective Date, except to a Permitted Designee, by operation of law or by reason of a reorganization of the Company. Thereafter, the Warrants and any Warrant Shares shall be freely transferable, subject only to compliance with applicable securities laws.


         4. Exercise of Warrants.

         4.1 Exercise Price and Term. Each Warrant shall entitle the Holder thereof to purchase from the Company one Warrant Share at a purchase price per share of $____ (the "Exercise Price"), as such purchase price and number of Warrant Shares may be adjusted from time to time pursuant to the provisions of
Section 8 hereof, payable in full at the time of exercise of such Warrant. The Warrants may be exercised, in whole or in part, at any time or from time to time during the four-year period commencing on the first anniversary of the Effective Date and ending at 5:00 p.m., New York City time, on the fifth anniversary of the Effective Date (the "Expiration Date"). After the Expiration Date, any unexercised Warrants shall be void and all rights of the Holders with respect thereto shall cease.

         4.2 Payment of Exercise Price. At the election of any Holder, the aggregate Exercise Price for any Warrants being exercised may be paid: (a) in cash in the amount of the aggregate Exercise Price then in effect for the number of Warrants being exercised, (b) by surrender to the Company of shares of Preferred Stock having an aggregate Fair Market Value (as defined below) on the date of exercise equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, (c) by surrender to the Company of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, (d) by a surrender of Warrants covering a number of Warrant Shares having an aggregate Fair Market Value, net of the applicable aggregate Exercise Price therefor, equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, or (e) by a combination of the aforementioned methods of payment. For purposes of this Agreement, the "Fair Market Value" per share of Preferred Stock or Common Stock on a given date shall be: (i) if the Preferred Stock or Common Stock is listed on a national securities exchange or included on the Nasdaq National Market, the closing price per share of Preferred Stock or Common Stock on such date (or, if there was no trading on such date, on the next preceding day on which there was trading);
(ii) if the Preferred Stock or Common Stock is not listed on a national securities exchange or included on the Nasdaq National Market, the average of the closing bid and asked quotations per share of Preferred Stock or Common Stock as reported by Nasdaq (or the National Quotation Bureau Incorporated or any similar organization) on such date (or, if there were no quotations for the Preferred Stock or Common



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Stock on such date, on the next preceding day on which there were quotations) as provided by such organization; and (iii) if the Preferred Stock or Common Stock is not traded on a national securities exchange or included on the Nasdaq National Market and bid and asked quotations are not provided by Nasdaq (or the National Quotation Bureau Incorporated or any similar organization), as determined by the agreement of the parties in good faith or, in the absence of such agreement, as determined pursuant to arbitration under the auspices of the American Arbitration Association.

         4.3 Exercise Procedure. Warrants may be exercised by their surrender at the Company's principal executive offices, with the Election to Purchase form attached thereto duly completed and executed, accompanied by payment of the aggregate Exercise Price for the Warrant Shares to be purchased upon such exercise. Payment for the Warrant Shares shall be made (a) if payment is to be made in cash, by a certified or bank cashier's check payable to the order of the Company or by wire transfer to an account designated by the Company, (b) if payment is to be made through a surrender of shares of Preferred Stock or Common Stock, by surrender of certificates duly endorsed for transfer (with all transfer taxes paid or provided for), and (c) if payment is to be made by a surrender of Warrants, by surrender of certificates representing such Warrants. Promptly after the exercise of any Warrants, upon compliance with Section 5 hereof, the Company shall issue a certificate or certificates, for the number of full Warrant Shares to which the Holder thereof is entitled, registered in accordance with the instructions set forth in the Election to Purchase, together with cash as provided in Section 10 of this Warrant Agreement payable in respect of fractional shares and (if applicable) a new Warrant Certificate or Certificates representing all remaining unexercised Warrants. All Warrant Shares shall be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, and free from all liens and charges other than those created by the Holder. Upon compliance with Section 5 hereof, certificates representing such Warrant Shares and remaining unexercised Warrants shall be issued by the Company in such names and denominations, and shall be delivered to such persons, as are specified by written instructions of the Holder.

         4.4 Record Holder. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the date upon which such Warrants were surrendered for exercise, accompanied by payment of the aggregate Exercise Price as aforesaid, irrespective of the date of issuance or delivery of such certificate for Warrant Shares; provided, however, that if, at the date of the surrender of such Warrants and payment of the aggregate Exercise Price, the transfer books for the Preferred Stock or any other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares or for shares of such other class of



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stock in respect of which such Warrants are then exercisable shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and, until such date, the Company shall be under no duty to deliver any certificate for such Warrant Shares or for shares of such other class of stock; and, provided, further, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days.

         5. Payment of Taxes. The Company shall promptly pay all documentary stamp taxes attributable to the issuance of Warrants or the issuance of Warrant Shares upon the exercise of any Warrants, except that any transfer taxes payable in connection with the issuance of Warrants or Warrant Shares in any name other than that of the Holder of the Warrants surrendered shall be paid by such Holder and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

         6. Replacement Warrants. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate, together with an appropriate agreement regarding indemnification of the Company relating to the issuance of a replacement Warrant Certificate.

         7. Reservation of Warrant Shares. (i)The Company shall at all times reserve and keep available for issuance the number of its authorized but unissued shares of Preferred Stock or other stock sufficient to permit the exercise in full of the Warrants and any transfer agent for the Preferred Stock or other stock issuable upon the exercise of Warrants shall be directed at all times to reserve such number as shall be sufficient for such purpose and (ii) the Company shall at all times reserve and keep available for issuance the number of its authorized but unissued shares of Common Stock or other stock sufficient to permit the conversion in full of the Warrant Shares and any transfer agent for the Common Stock or other stock issuable upon the exercise of Warrants shall be directed at all times to reserve such number as shall be sufficient for such purpose. The Company will keep a copy of this Warrant Agreement on file with each such transfer agent and will supply such transfer agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash that may be payable as provided in Section 10 hereof. All Warrants surrendered upon the exercise thereof shall be canceled. After the Expiration Date, no shares of Preferred Stock or Common Stock shall be subject to reservation in respect of any unexercised Warrants.



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         8. Adjustments.

         8.1 Adjustment of Exercise Price.

                  8.1.1 Initial Exercise Price. The Exercise Price, which initially will be as provided in Section 4.1, shall be adjusted and readjusted from time to time as provided in this Section 8.1 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8.1.

                  8.1.2 Issuance of Additional Shares of Preferred Stock. In case the Company, at any time after the date of the Closing, shall issue additional shares of Preferred Stock for no consideration in connection with a dividend, stock split or other distribution on the Preferred Stock (including, without limitation, any distribution of Preferred Stock by way of spin-off, reclassification or corporate rearrangement), then, and in each such case, the Exercise Price shall be reduced concurrently with such issuance to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which:

                  (a) the numerator shall be the number of shares of Preferred Stock outstanding immediately prior to such issuance, and

                  (b) the denominator shall be the number of shares of Preferred Stock outstanding immediately after such issuance.

                  8.1.3 Dividends and Distributions. In case the Company, at any time after the Effective Date, shall pay or make a dividend or other distribution on the Preferred Stock (including, without limitation, any distribution of stock (other than Preferred Stock) or other securities, including securities that are convertible into or exchangeable or exercisable for Preferred Stock, property or options by way of dividend, spin-off, reclassification or corporate rearrangement) then, and in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of the holders of the Preferred Stock entitled to receive such dividend or other distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which:

                  (a) the numerator shall be the Exercise Price in effect immediately prior to the close of business on such record date minus the value of such dividend or other distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Preferred Stock, and

                  (b) the denominator shall be such Exercise Price in effect immediately prior to the close of business on such record date; provided, however, that no such reduction shall be made pursuant to this Section 8.1.3 for a dividend payable in shares of Preferred Stock (which is subject to Section 8.1.2) or the ordinary stated dividend on the



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Preferred Stock, whether payable in Common Stock or cash or other property. If a dividend or distribution covered under this Section 8.1.3 is declared prior to the Expiration Date but not paid =by such date, the Expiration Date shall be extended until the payment thereof.

                  8.1.4 Adjustments for Combinations, etc. In case the outstanding shares of Preferred Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Preferred Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall be proportionately increased concurrently with the effectiveness of such combination or consolidation.

                  8.1.5 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section 8.1 would be less than $.01, such amount shall be carried forward, and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least $.01.

                  8.1.6 Minimum Exercise Price. Notwithstanding anything to the contrary set forth herein, no adjustment provided for in this Section 8.1 shall reduce the Exercise Price below the par or stated value of the Preferred Stock and the Company shall have no obligation to change such value to permit a further reduction of the Exercise Price; provided, however, that, except in the event of any transactions of the type contemplated under Section 8.1.4 hereof, the Company agrees not to change the par or stated value of the Preferred Stock.

         8.2 Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 8.1, the number of Warrant Shares that the Holder of a Warrant shall be entitled to receive upon exercise thereof shall be adjusted to equal that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment of the Exercise Price by a fraction of which:

                  (a) the numerator shall be the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and

                  (b) the denominator shall be the Exercise Price in effect immediately following such adjustment of the Exercise Price.

         8.3 Notice, Evidence of Adjustments. Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares, issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant register, and shall cause a copy thereof to be mailed to each transfer agent for the Preferred Stock. The Company shall make any computation by this Section 8, and a certificate signed by the Chief Financial Officer shall



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accompany said notice and shall be conclusive evidence of the correctness of such adjustments.

         9. Consolidation, Merger, Sale of Assets, Reorganization, etc.

         9.1 General Provisions. In case at any time after the Effective Date
(a) the Company shall consolidate with or merge into any other person and not be the continuing or surviving person of such consolidation or merger, (b) any other person shall consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Preferred Stock or other securities then issuable upon exercise of the Warrants shall be changed into or exchanged for cash, stock or other securities or property, (c) shall transfer, directly or indirectly, all or substantially all its properties and assets to any other person or (d) shall effect a capital reorganization or reclassification of the Preferred Stock or other securities then issuable upon exercise of the Warrants (other than a capital reorganization or reclassification resulting in an adjustment of the Exercise Price as provided in Section 8.1), then, and in the case of each such transaction, the Company shall make proper provision such that, upon the terms and in the manner provided in this Warrant Agreement, the Holder of each Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive, at the Exercise Price then in effect, in lieu of the Preferred Stock or other securities issuable upon such exercise immediately prior to such transaction, the amount of cash, stock or other securities or property to which such Holder would have been entitled if such Warrant had been exercised in full immediately prior to such transaction, subject to adjustments subsequent to such transaction as nearly equivalent as possible to the adjustments provided for in Section 8 and this Section 9.

         9.2 Assumption of Obligations. Notwithstanding anything contained in this Warrant Agreement to the contrary, the Company shall not effect any of the transactions described in Section 9.1(a), (b), (c) or (d) unless, prior to the consummation thereof, the person (other than the Company) that may be required to deliver any cash, stock or other securities or property upon exercise of any Warrant as provided herein shall assume, by written instrument delivered to the Holders of the Warrants, (a) the obligations of the Company under this Warrant Agreement and the Warrants (and if the Company shall survive the consummation of any such transaction, such assumption shall not release the Company from any continuing obligations of the Company under this Warrant Agreement and the Warrants) and (b) the obligation to deliver to such Holder such cash, stock or other securities or other property as such Holder may be entitled to receive in accordance with the provisions of this Section 9; provided, however, that this
Section 9.2 shall not be applicable to any transaction described in Section 9.1 if all such cash, stock, property or other consideration receivable upon consummation of such transaction is delivered to the Company at such time. Such person shall similarly



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deliver to the Company an opinion of counsel to the effect that this Warrant
Agreement and the Warrants shall continue in full force and effect after any such transaction and that the terms hereof (including, without limitation all of the provisions of Section 8 and this Section 9.2) and thereof shall be applicable to the cash, stock or other securities or property that such person may be required to deliver upon any exercise of the Warrants.

         9.3 No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrants, but will at all times, whether or not requested to do so, in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company agrees that it shall take all such reasonable action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

         10. Fractional Interests. The Company shall not be required to issue fractions of shares of Preferred Stock upon the exercise of any Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a share of Preferred Stock would, except for the provisions of this
Section 10, be issuable on the exercise of any Warrant, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Fair Market Value of one share of Preferred Stock on the date of exercise.

         11. Restrictions on Dispositions. The Warrants, the Warrant Shares have been registered under the Act pursuant to the Registration Statement; however, Prime Charter acknowledges that the Warrants, the Warrant Shares and the Conversion Shares may not be transferred except pursuant to (i) a post-effective amendment to the Registration Statement, (ii) an effective registration statement under the Act or (iii) any available exemption from registration under the Act permitting such disposition of securities and upon delivery to the Company of an opinion of counsel, reasonably satisfactory to counsel for the Company, that such exemption from registration is available. Prime Charter agrees that the certificates representing the Warrants, Warrant Shares and Conversion Shares shall bear an appropriate restrictive legend to such effect.

         12. Registration Rights.



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         12.1 Demand Registration. Upon written request of the Holder(s) of at least a majority of the then outstanding Warrants, Warrant Shares and Conversion Shares made at any time within the period ending five years after the Effective Date, the Company shall file within a reasonable period of time and, in any event within the time period provided in Section 12.3(a) after receipt of such written request, on one occasion, a registration statement (or a post-effective amendment to a registration statement) under the Act registering the Warrant Shares and Conversion Shares. Within 15 days after receiving any such notice, the Company shall give notice to the other Holders of the Warrants, Warrant Shares and Conversion Shares advising that the Company is proceeding with such registration statement or post-effective amendment (the"Demand Registration Statement"), and offering to include therein the Warrant Shares of such other Holders. The Company shall not be obligated to include the Warrant Shares or Conversion Shares of any such other Holder in such registration unless such other Holder shall accept such offer by notice in writing to the Company within 15 days after receipt of such notice from the Company. The Company shall use its reasonable best efforts to file and cause the Demand Registration Statement to become effective as promptly as practicable and to remain effective for the period of time provided in Section 12.3, to reflect in the Demand Registration Statement financial statements that are prepared in accordance with Section 10(a)(3) of the Act, and to amend or supplement the Demand Registration Statement to reflect any facts or events arising that, individually or in the aggregate, represent a material change in the information set forth in the Demand Registration Statement to enable any Holders of Warrants to exercise warrants and/or sell Warrant Shares or Conversion Shares during such time period provided in Section 12.3. If any registration pursuant to this Section 12.1 is an underwritten offering, the Holders of a majority of the Warrant Shares or Conversion Shares to be included in such registration will select an underwriter (or managing underwriter if such offering should be syndicated) approved by the Company, such approval not to be unreasonably withheld. Notwithstanding anything in this Warrant Agreement to the contrary, the Company shall be entitled to postpone for a reasonable period of time (not exceeding 60 days in any 12-month period) the filing or effectiveness of the Demand Registration Statement otherwise required to be prepared and filed by it pursuant to this Section 12.1 if the Company's Board of Directors determines, in its reasonable discretion, that such registration and offering would adversely affect any financing, acquisition, corporate reorganization or other material transaction involving the Company and the Company promptly gives the Holders written notice of such determination specifying the grounds therefor and an estimate of the anticipated delay. If the Company shall so postpone the filing of the Demand Registration Statement, a majority-in-interest of the requesting Holders shall have the right to withdraw the request for demand registration by giving written notice to the Company within 30 days after receipt of the notice of postponement.

      12.2 Piggyback Registration. If, at any time within the period commencing one year and ending



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seven years after the Effective Date, the Company proposes to register any voting equity securities under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities, and the registration form to be used may be used for registration of the Warrant Shares or Conversion Shares, the Company shall give prompt written notice (which, in the case of a registration pursuant to the exercise of demand registration rights other than those provided in Section 12.1, shall be within 10 business days after the Company's receipt of notice of such exercise and, in any event, shall be at least 30 days prior to the date of such filing) to the Holders of Warrants, Warrant Shares and Conversion Shares (regardless of whether some of the Holders shall have theretofore availed themselves of the demand rights provided in Section 12.1) of its intention to effect registration and shall offer to include in such registration such number of Warrant Shares and Conversion Shares with respect to which the Company has received written requests for inclusion therein within 10 business days after receipt of such notice from the Company upon generally the same terms and conditions as the person or persons for whom such registration is being effected have agreed to. This Section 12.2 is not applicable to any registration statement to be filed by the Company on Forms S-4 or S-8 or any successor forms. The Company shall not be obligated to cause to be effective any registration statement as to which it has given notice to the Holders of Warrants, Warrant Shares or Conversion Shares and shall have discretion to withdraw any such registration without liability to Holders of Warrants, Warrant Shares or Conversion Shares.

         Notwithstanding the foregoing, if the managing underwriter of the offering shall determine in good faith and advise the Company in writing that the inclusion of the Warrant Shares, Conversion Shares and other securities being offered in such registration would materially and adversely affect the marketability of the offering, then the Company and the managing underwriter may reduce the number of Warrant Shares and Conversion Shares to be registered on a pro rata basis proportionate to the reduction of all other holders of securities participating in such registration pursuant to the exercise of piggyback registration rights. In such event, the Company may reduce the number of Warrant Shares and Conversion Shares to be registered to zero as long as no other securities are registered in such registration statement pursuant to an exercise of piggyback registration rights.

         12.3 Registration Procedures. If and whenever the Company is required by the provisions of this Section 12 to use its reasonable best efforts to effect the registration of any Warrant Shares or Conversion Shares under the Act, the Company will, as expeditiously as possible:

                  (a) in connection with any registration pursuant to Section 12.1, prepare and file with the Commission a registration statement (which shall be filed as soon as practical after receipt of requisite requests from Holders of Warrant Shares or Conversion Shares for registration, but not more than 90 days in the case of a registration statement on Form S-1 or SB-2, or 45 days in the case of any other form) with respect to the Warrant Shares or Conversion Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 12.3(a) and comply with the provisions of the Act with respect to the disposition of all Warrant Shares and Conversion Shares covered by such registration statement in accordance with the Holders' intended method of disposition set forth in such registration statement for such period (so long as such registration statement was filed pursuant to Section 12.1);

                  (c) furnish to each seller of Warrant Shares and Conversion Shares and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Warrant Shares and Conversion Shares covered by such registration statement;

                  (d) use its reasonable best efforts to register or qualify the Warrant Shares and Conversion Shares covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not qualified or to file any general consent to service of process;

                  (e) use its reasonable best efforts to list the Warrant Shares and Conversion Shares covered by such registration statement with any securities exchange or automated quotation system on which the Preferred Stock and Common Stock, as the case may be, is then listed;

                  (f) immediately notify each seller of Warrant Shares and Conversion Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) enter into such agreements (including an underwriting agreement, if applicable) and take all such other actions reasonably necessary in connection therewith in order to expedite and facilitate the disposition of the Warrant Shares and Conversion Shares to be registered;

                  (h) whether or not the offering is underwritten and at the request of any seller of Warrant Shares or Conversion Shares, furnish: (i) such representations and warranties to such seller and the underwriters, if any, as are customary in primary underwritten offerings, (ii) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to such seller of Warrant Shares or Conversion Shares, dated the effective date of such registration statement and in form and substance as is customarily given to underwriters in an underwritten public offering and to such other effect as reasonably may be requested by counsel for the underwriters or by such seller of Warrant Shares or Conversion Shares its counsel and (iii) a letter dated such effective date from the independent public accountants retained by the Company, addressed to the underwriters, if any, and to such seller of Warrant Shares or Conversion Shares, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

                  (i) make available upon reasonable notice for inspection by each seller of Warrant Shares or Conversion Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller of Warrant Shares or Conversion Shares or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

                  (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Act.

                  For purposes of Section 12.3(a) and (b), the period of distribution of Warrant Shares or Conversion Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Warrant Shares or Conversion Shares in any other registration shall be deemed to extend until the earlier of the sale of all Warrant Shares or Conversion Shares covered thereby and 120 days after the effective date thereof.

                  In connection with each registration hereunder the sellers of Warrant Shares or Conversion Shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary and shall be requested by the Company in order to comply with federal and applicable state securities laws.

                  In connection with each registration pursuant to this Section 12 covering an underwritten public offering, the Company and each seller of Warrant Shares or Conversion Shares agree to enter into a written agreement with the managing underwriter (unless the Holder is the managing underwriter) in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         12.4 Expenses. All expenses incurred by the Company in complying with Sections 12.1, 12.2 and 12.3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of counsel for the sellers of Warrant Shares or Conversion Shares, but excluding any Selling Expenses, are herein referred to as "Registration Expenses." "Selling Expenses," as used herein, mean all underwriting discounts, selling commissions and non-accountable or similar expense allowances applicable to the sale of Warrant Shares or Conversion Shares.

                  The Company will pay or cause to be paid all Registration Expenses of the participating sellers of Warrant Shares or Conversion Shares in connection with each registration statement under Sections 12.1 and 12.2. All Selling Expenses in connection with each registration statement under Sections
12.1 and 12.2 shall be borne by the participating sellers of Warrant Shares or Conversion Shares in proportion to the number of Warrant Shares or Conversion Shares sold by each, or by such participating sellers of Warrant Shares or Conversion Shares other than the Company (except to the extent the Company shall be a seller of Securities) as they may agree.

         12.5 No Conflicts. The Company will not enter into any agreement granting registration rights to any person or entity on terms which conflict with the provisions of this Section 12.

         12.6 Indemnification and Contribution. (a) In the event of a registration of any Warrant Shares or Conversion Shares under the Act pursuant to this Section 12, the Company will indemnify and hold harmless, to the fullest extent permitted by law, each person selling Warrant Shares or Conversion Shares thereunder, each underwriter thereunder, and each other person, if any, who controls such seller of Warrant Shares or Conversion Shares or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, liabilities and expenses, joint or several, to which such seller underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Warrant Shares or Conversion Shares were registered under the Act pursuant to Section 12, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay or reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company (i) will not be liable in any such case if and to the extent that (A) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller any such underwriter or any such controlling person, as the case may be, in writing specifically for use in such registration statement, prospectus, amendment or supplement or (B) in respect to such statement, alleged statement omission or alleged omission with respect to which such loss, claim, damage or liability directly relates, the final prospectus for such registration statement corrected in all material respects such statement alleged statement, omission or alleged omission and a copy of such final prospectus was not sent or given by or on behalf of such seller (or otherwise delivered in accordance with applicable law or regulation) at or prior to the confirmation of the sale of Warrant Shares or Conversion Shares of such seller and (ii) will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, such consent not to be unreasonably withheld or delayed.

                  (b) In the event of a registration of any Warrant Shares or Conversion Shares under the Act pursuant to this Section 12, each seller of Warrant Shares or Conversion Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement under which such Warrant Shares or Conversion Shares was registered under the Act pursuant to this Section 12, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, and will pay or reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage liability or action or (ii) any statement, alleged statement, omission or alleged omission made by the Company with respect to which such loss, claim, damage or liability directly relates, if the final prospectus for such registration statement corrected in all material respects such statement, alleged statement, omission or alleged omission and a copy of such final prospectus was not sent or given by or on behalf of such seller (or otherwise delivered in accordance with applicable law or regulation) at or prior to the confirmation of the sale of Warrant Shares or Conversion Shares of such seller, provided, however, that (A) the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Warrant Shares and Conversion Shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Warrant Shares and Conversion Shares covered by such registration statement and (B) no seller shall be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller, such consent not to be unreasonably withheld or delayed.

                  (c) Promptly after receipt by an indemnified party hereunder of written notice of any claim or the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party, except to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 12.6(c) for any legal or other professional expenses subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation against an indemnified party, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, unless such indemnified party shall otherwise consent in writing. An indemnifying party who elects to assume the defense of a claim shall not be obligated to pay the fees and expenses of counsel for the parties indemnified by such indemnifying party with respect to such claim, unless any indemnified party reasonably concludes, based upon the opinion of counsel, that there may be legal defenses available to such indemnified party with respect to such claim which are different from or additional to those available to any other of such indemnified parties or that a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of one such additional counsel (in addition to any local counsel).

                  (d) In order to provide for just and equitable contribution in any case in which either (i) any Holder exercising registration rights under this Section 12, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 12.6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and following the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 12.6 provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is provided under this Section 12.6, then, and in each such case, the Company and such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect both the relative benefit received by such Holder and the relative fault of the Company and such Holder; provided, however, that, in any such case, (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Warrant Shares and Conversion Shares offered by it pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within, the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the relative benefit received by the seller of Warrant Shares or Conversion Shares shall be deemed to be in the same proportion as the public offering price of its Warrant Shares or Conversion Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement; and the relative fault of the Company and such seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission of a material fact relates to information supplied by the Company or by the seller and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         12.7 Securities Law Compliance. The Company covenants that it will timely file all reports required to be filed by it under the Act and the Exchange Act. So long as the Company is subject to the periodic reporting requirements of the Exchange Act, the Company covenants to make publicly available such information as may be necessary to permit the sale of Warrant Shares and Conversion Shares without registration under the Act pursuant to the exemption provided by Rule 144 under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Warrants, Warrant Shares or Conversion Shares at any time, if applicable the Company will deliver to such holder or such holder's prospective transferee such information as may be necessary to permit the sale of Warrants, Warrant Shares or Conversion Shares pursuant to Rule 144A under the Act, as such rule may be amended from time to time. Upon request of any holder of Warrants, Warrant Shares or Conversion Shares, the Company will deliver to such holder a written statement as to whether it has complied with such information requirements.

         13. Notices to Holders.

         13.1 Nothing contained in this Warrant Agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof as such the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter or any other rights whatsoever as stockholders of the Company.

         13.2 In the event the Company intends to:

                  (a) make any distribution on or with respect to its Preferred Stock (or other securities that may then be issuable in lieu thereof upon the exercise of Warrants), other than the ordinary stated dividend on the Preferred Stock,

                  (b) issue subscription rights or warrants to holders of its Preferred Stock,

                  (c) consolidate or merge with or into another entity,

                  (d) liquidate, dissolve or sell or otherwise dispose of substantially all its assets, or

                  (e) take any other action that would result in an adjustment to the Exercise Price or an adjustment to the number of Warrant Shares that the Holder of a Warrant shall be entitled to receive upon exercise thereof, then the Company shall cause a notice of its intention to take such action to be sent by first-class mail, postage prepaid, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such distribution or issuance or to vote upon such proposed consolidation, merger, liquidation, sale or conveyance to each Holder at its address appearing on the Warrant register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution, issuance, consolidation, merger, liquidation, sale or conveyance.

         14. Notices. Any notice or demand required by this Warrant Agreement to be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or by facsimile transmission address as follows:

            Frontline Communications Corporation
            One Blue Hill Plaza
            Pearl River, New York 10965

Any notice or demand required by this Warrant Agreement to be given or made by the Company to or on the Holder of any Warrant shall be sufficiently given or made, whether or not such Holder receives the notice, if sent by first-class mail, postage prepaid, addressed to such Holder at his last address as shown on the books of the Company.

         15. Governing Law. The validity, interpretation and performance of this Warrant Agreement, of each Warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.

         16. Counterparts. This Warrant Agreement may be executed in two counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties have executed this Warrant Agreement as of the date first set forth above.

                                    FRONTLINE COMMUNICATIONS CORPORATION



                                    By___________________________________
                                    Name:
                                    Title:



                                    PRIME CHARTER LTD.



                                    By___________________________________
                                    Name:
                                    Title:

                                                                         ANNEX A

THE WARRANTS REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"); HOWEVER, NONE OF SUCH SECURITIES MAY BE OFFERED, OR SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT UNDER WHICH SUCH SECURITIES WERE REGISTERED UNDER THE ACT; (ii) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (iii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. IN ADDITION, THE WARRANTS REPRESENTED HEREBY MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF ___________, 2000 BETWEEN FRONTLINE COMMUNICATIONS CORPORATION AND PRIME CHARTER LTD.

No. 1                                                           120,000 Warrants
                     Void After 5:00 p.m. New York City Time

                              On ___________, 2005

                      FRONTLINE COMMUNICATIONS CORPORATION

                               Warrant Certificate

         THIS CERTIFIES THAT, for value received, Prime Charter Ltd., or registered assigns, is the Holder of the number of Warrants set forth above, each Warrant entitling the owner thereof to purchase at any time after ________, 2001 and prior to 5:00 p.m., New York City time, on ____, 2005 (the "Expiration Date"), one fully paid and non-assessable share of Series B Preferred Stock, par value $.01 per share ("Preferred Stock"), of Frontline Communications Corporation, a Delaware corporation (the "Company"), at a purchase price per share (the "Exercise Price") initially equal to $_____, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase (attached hereto) duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares that may be purchased upon exercise hereof (the "Warrant Shares") set forth above and the Exercise Price set forth above are the number and Exercise Price as of the date of original issuance of this Warrant Certificate, based on the Preferred Stock as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the happening of certain events.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of the Warrant Agreement dated as of ________, 2000 between the Company and Prime Charter Ltd., which Warrant Agreement is hereby incorporated herein reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the Holders of the Warrant Certificates. A copy of the Warrant Agreement is on file at the principal office of the Company.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor, evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of

Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         The Exercise Price may be paid in cash or by surrender of the appropriate number of Warrants or shares of Preferred Stock in a cashless exercise or in a combination thereof as provided in Section 4.2 of the Warrant Agreement.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made as provided in the Warrant Agreement.

         No Holder of this Warrant Certificate, as such, shall be entitled to vote or to receive dividends or to consent or to receive notice as a stockholder of the meetings of stockholders for the election of directors of the Company or any other matter or to any rights whatsoever as stockholder of the Company, until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Warrant Shares shall have been delivered as provided in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Preferred Stock or other class of stock issuable upon exercise of this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares issuable upon such exercise until the date of the reopening of said transfer books as provided in the Warrant Agreement.

         IN WITNESS WHEREOF, Frontline Communications Corporation has caused the signature (or facsimile signature) of its Chief Executive Officer and Secretary to be printed hereon.


FRONTLINE COMMUNICATIONS CORPORATION


By___________________________________
 Name:
Title:


Attest:



Secretary

                               FORM OF ASSIGNMENT




(To be executed by the Holder if such Holder desires to transfer this Warrant Certificate).

TO FRONTLINE COMMUNICATIONS CORPORATION


         FOR VALUE RECEIVED, __________________________________________ hereby sells, assigns and transfers unto ________________________ this Warrant Certificate, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ______________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

DATED:__________________________




Signature Guaranteed:                      Signature__________________________


NOTICE:

         The signature on the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE


(To be executed if Holder desires to exercise the Warrants evidenced by this Warrant Certificate).


TO FRONTLINE COMMUNICATIONS CORPORATION

The undersigned hereby (1) irrevocably elects to exercise ___________________________________ Warrants represented by this Warrant
Certificate to purchase __________ shares of Preferred Stock issuable upon the exercise of such Warrants, (2) makes payment in full of the aggregate Exercise Price for such Warrants by enclosure of a bank cashier's check or money order therefor or by surrendering Warrants or shares of Common Stock for application to the aggregate Exercise Price, upon condition that new Warrants be issued for the balance of the Warrants remaining, and (3) requests that certificates for shares and Warrants be issued in the name of.

(Please insert social security or other
      identifying number)__________________________



(Please print name and address)__________________________

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other
      identifying number)__________________________



(Please print name and address)


DATED:__________________________, 20___






Signature Guaranteed:                Signature__________________________

NOTICE:

The signature on the foregoing election to purchase must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.